Exhibit 99.1

DATALINK REPORTS 2010 SECOND QUARTER AND SIX MONTH OPERATING RESULTS

Record Second Quarter Revenue Up 62 Percent Year-Over-Year

CHANHASSEN, Minn., July 21, 2010 — Datalink (Nasdaq: DTLK), a leading provider of data center infrastructure and services, today reported results for its second quarter and six months that ended June 30, 2010. Datalink’s results for the second quarter and the first six months of 2010 include three and six months of Incentra, LLC results of operations, respectively, following the acquisition which closed on December 17, 2009.

Revenues for the quarter ended June 30, 2009, increased 62% to $70.9 million compared to $43.7 million for the prior-year period, and increased 13% from first quarter 2010 revenues of $62.5 million.  Revenues for the six month period ended June 30, 2010 increased 60% to $133.4 million compared to $83.6 million for the six months ended June 30, 2009.

GAAP Results

On a GAAP basis, the company reported net earnings of $5,000 or $0.00 per basic and diluted share for the second quarter ended June 30, 2010.  This compares to net earnings of $283,000 or $0.02 per basic and diluted share in the second quarter of 2009.  For the six months ended June 30, 2010, the company reported a net loss of $886,000, or $0.07 per basic and diluted share, compared to a net loss of $313,000, or $0.03 per basic and diluted share, in the first six months of 2009.

Non-GAAP Results

Non-GAAP net earnings for the second quarter of 2010 were $748,000, or $0.06 per basic and diluted share, compared to non-GAAP net earnings of $595,000, or $0.05 per basic and diluted share, in the second quarter of 2009.  For the six months ended June 30, 2010, the company reported non-GAAP net earnings of $850,000, or $0.07 per basic and diluted share, compared to net earnings of $362,000, or $0.03 per basic and diluted share, in the first six months of 2009.   A detailed reconciliation between GAAP and non-GAAP information is contained in the tables included herein.

Paul Lidsky, Datalink’s president and CEO, commented, “As we stated in our July 8, 2010 release our revenues came in at the upper end of our second quarter guidance.  Our continued growth is the result of a steadily increasing trend in technology spending coupled with the success we are seeing from the investments we made to expand Datalink’s market share around data center solutions. Our strong revenue growth in the second quarter was partially fuelled by our previous acquisitions as well as strong organic growth coupled with expanded solutions-selling from our enhanced products and services portfolio.

Product revenues increased 92 percent from the second quarter of 2009 and service revenues were up 29 percent for the same period.  Backlog going in to our third quarter increased $1 million to $44.4 million.  Order activity continued to grow in the second quarter and we again doubled the number of transactions over $500,000 within the quarter compared to the second quarter of 2009. Our customers and prospects are responding to our comprehensive capabilities and expanded portfolio as evidenced by our increased revenue, gross margin and expanding backlog.”

I am also pleased to report that as a result of our continued focus on training around advanced server, network and storage solutions and our customers’ need for a more integrated data center solutions approach, the former Incentra organization has steadily increased its storage portfolio sales over the first half of 2010 while the legacy Datalink teams are driving incremental server and networking solutions.  Our collective accomplishments during the first half of 2010 are evidence that Datalink continues to strengthen its ability to deliver data center solutions that provide greater returns to our customers and simplify their vendor management process,” said Lidsky.

Outlook

The company ended the second quarter of 2010 with a backlog of $44.4 million, which is up approximately $1 million from backlog at the end of the first quarter of 2010.  Based on this backlog combined with a historical slowdown in buying activity and implementation timeframes during the third quarter, as projects get delayed due to vacations and other data center availability issues during the summer months, we expect revenues to be between $68 million and $72 million for the third quarter of 2010.  The company expects third quarter 2010 results to be between a net loss $0.01 and net earnings of $0.03 per diluted share on a GAAP basis, and net earnings of between $0.05 and $0.09 per diluted share on a non-GAAP basis. This compares to revenues of $42.7 million with a GAAP net loss of $0.01 per diluted share and non-GAAP earnings of $0.01 per diluted share in the third quarter of 2009.

Non-GAAP earnings per share exclude the effect of acquisition accounting adjustments from the Incentra acquisition to deferred revenue and costs, integration and transaction costs related to the acquisition, stock-based compensation expense, amortization of intangible assets, and the related effects on income taxes. The company estimates this total effect will be approximately $.06 per diluted share for the third quarter of 2010.

Conference Call and Webcast Today

Datalink will hold a conference call at 4:00 p.m. central time, during which Datalink’s president and chief executive officer, Paul Lidsky, and vice president of finance and chief financial officer, Greg Barnum, will discuss company results and provide a business overview. Participants can access the conference call by dialing (877) 277-9804. Participants will be asked to identify the Datalink conference call and provide the designated identification number (85519716). A live Webcast of the conference call can be heard via Datalink’s website at www.datalink.com.

About Datalink

A complete data center solutions and services provider for Fortune 500 and mid-tier enterprises, Datalink transforms data centers so they become more efficient, manageable and responsive to changing business needs. Datalink helps leverage and protect storage, server, and network investments with a focus on long-term value, offering a full lifecycle of services, from consulting and design to implementation, management and support. Datalink solutions span virtualization and consolidation, data storage and protection, advanced networks, and business continuity. Each delivers measurable performance gains and maximizes the business value of IT. For more information, call 800.448.6314 or visit www.datalink.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements.  This press release contains forward-looking statements, including our internal projections of anticipated 2010 results, which reflect our views regarding future events and financial performance.  These forward-looking statements are subject to certain risks and uncertainties, including those identified below, which could cause actual results to differ materially from historical results or those anticipated.  The words “aim, “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions which indicate future events and trends identify forward-looking statements.  Actual future results and trends may differ materially from historical results or those anticipated depending upon a variety of factors, including, but not limited to:  the level of continuing demand for storage, including the effects of current economic and credit conditions; competition and pricing pressures and timing of our installations that may adversely affect our revenues and profits; fixed employment costs that may impact profitability if we suffer revenue shortfalls; revenue recognition policies that may unpredictably defer reporting of our revenues; our ability to hire and retain key technical and sales personnel; our dependence on key suppliers; our ability to adapt to rapid technological change; risks associated with integrating possible future acquisitions; fluctuations in our quarterly operating results; future changes in applicable accounting rules; and volatility in our stock price. Further, our revenues for any particular quarter are not necessarily reflected by our backlog of contracted orders, which also may fluctuate unpredictably.  We cannot assure that our recent acquisition of Cross Telecom assets will increase our revenues or profits.  We also cannot assure that in conjunction with our December 2009 acquisition of certain assets and assumption of certain liabilities of Incentra, LLC’s reseller business we will retain Incentra’s employee base, customer and advanced technology certifications, or generate anticipated revenues or profits from the acquired business.

Non-GAAP Details

Non-GAAP financial measures exclude the impact from acquisition accounting adjustments to deferred revenue and costs, stock-based compensation expense, amortization of intangible assets, integration and transaction costs related to acquisitions and the related effects on income taxes.  These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Datalink believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Datalink’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Datalink’s results of operations in conjunction with the corresponding GAAP measures.

These non-GAAP financial measures facilitate management’s internal comparisons to the Datalink’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making, such as employee compensation planning. Datalink believes that the presentation of these non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

# # #

Company Contacts:

Media & Alliances:		Investors & Analysts:
Suzanne Gallagher		Greg Barnum
SVP of Marketing		Vice President and CFO
Phone: 720-566-5110		Phone: 952-944-3462
Email : sgallagher@datalink.com		Email: gbarnum@datalink.com

Investor Relations:
Kim Payne
Investor Relations Coordinator
Phone:	952-279-4794
Fax:	952-944-7869
Email: einvestor@datalink.com
website: www.datalink.com

DATALINK CORPORATION

STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Net sales:
Products	$43,990	$22,915	$82,166	$42,167
Services	26,885	20,782	51,253	41,398
Total net sales	70,875	43,697	133,419	83,565

Cost of sales:
Cost of products	34,119	17,062	63,981	31,462
Cost of services	19,719	14,995	37,792	29,890
Amortization of intangibles	277	—	554	—
Total cost of sales	54,115	32,057	102,327	61,352
Gross profit	16,760	11,640	31,092	22,213
Operating expenses:
Sales and marketing	8,098	5,275	15,765	10,776
General and administrative	3,822	2,835	7,325	5,765
Engineering	4,330	2,970	8,256	5,790
Integration and transaction costs	192	—	581	—
Amortization of intangibles	383	177	765	355
	16,825	11,257	32,692	22,686
Earnings (loss) from operations	(65)	383	(1,600)	(473)
Interest income, net	3	22	8	61
Earnings (loss) before income taxes	(62)	405	(1,592)	(412)
Income tax (benefit) expense	(67)	122	(706)	(99)
Net earnings (loss)	$5	$283	$(886)	$(313)

Net earnings (loss) per common share:
Basic	$0.00	$0.02	$(0.07)	$(0.03)
Diluted	$0.00	$0.02	$(0.07)	$(0.03)
Weighted average common shares outstanding:
Basic	12,789	12,444	12,763	12,450
Diluted	13,005	12,514	12,763	12,450

DATALINK CORPORATION

BALANCE SHEETS

(In thousands, except share data)

	June 30,	December 31,
	2010	2009
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$12,268	$12,901
Short term investments	—	2,730
Accounts receivable, net	34,915	45,612
Inventories	1,934	1,669
Current deferred customer support contract costs	43,763	38,050
Inventories shipped but not installed	9,218	8,973
Income tax receivable	1,270	1,073
Other current assets	488	288
Total current assets	103,856	111,296
Property and equipment, net	2,136	1,808
Goodwill	23,669	23,701
Finite life intangibles, net	6,491	7,810
Deferred customer support contract costs non-current	13,875	11,186
Other assets	377	394
Total assets	$150,404	$156,195

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$19,908	$33,062
Note payable due to seller of acquired business	—	3,000
Accrued commissions	3,003	2,860
Accrued sales and use tax	568	1,228
Accrued expenses, other	2,688	3,092
Current deferred tax liability	814	814
Sublease reserve current	277	288
Customer deposits	5,629	3,994
Current deferred revenue from customer support contracts	55,081	48,765
Other current liabilities	13	14
Total current liabilities	87,981	97,117
Deferred income tax liability	1,357	1,357
Deferred revenue from customer support contracts non-current	17,410	13,850
Sublease reserve non-current	213	348
Other current liabilities non-current	203	108
Total liabilities	107,164	112,780

Stockholders’ equity
Common stock, $.001 par value, 50,000,000 shares authorized, 13,304,961 and 13,260,788 shares issued and outstanding as of June 30, 2010 and December 31, 2009, respectively	13	13
Additional paid-in capital	42,306	41,595
Retained earnings	921	1,807
Total stockholders’ equity	43,240	43,415
Total liabilities and stockholders’ equity	$150,404	$156,195

DATALINK CORPORATION

RECONCILIATION  BETWEEN GAAP AND NON-GAAP NET INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Net earnings (loss) on a GAAP basis	$5	$283	$(886)	$(313)
Adjustments:
Amortization of intangible assets	$277	—	$554	—
Purchase accounting adjustment to Incentra and MCSI deferred revenue, net	283	12	656	27
Total gross margin adjustments	560	12	1,210	27

Stock based compensation expense included in sales and marketing	90	73	179	147
Stock based compensation expense included in general and administrative	107	125	234	244
Stock based compensation expense included in engineering	76	57	152	115
Integration and transaction costs	192	—	581	—
Amortization of intangible assets	383	177	765	355
Total operating expense adjustments	848	432	1,911	861

Income tax expense	665	132	1,385	213

Non-GAAP net earnings	$748	$595	$850	$362

Non-GAAP net earnings per share - Basic	$0.06	$0.05	$0.07	$0.03
Non-GAAP net earnings per share - Diluted	$0.06	$0.05	$0.07	$0.03

Shares used in non-GAAP per share calculation - Basic	12,789	12,444	12,763	12,450
Shares used in non-GAAP per share calculation - Diluted	13,005	12,514	12,924	12,474

DATALINK CORPORATION

STATEMENT OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended
	June 30,
	2010	2009

Cash flows from operating activities:
Net loss	$(886)	$(313)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision for bad debts	(11)	9
Depreciation	441	421
Amortization of intangibles	1,319	355
Income tax receivable	(197)	—
Amortization of sublease reserve	(146)	(156)
Stock based compensation expense	567	506
Changes in operating assets and liabilities
Accounts receivable	10,708	10,970
Inventories	(510)	3,242
Deferred costs/revenues/customer deposits, net	3,109	(3,127)
Accounts payable	(13,154)	(11,212)
Accrued expenses	(921)	(1,480)
Other	(57)	(406)
Net cash provide by (used in) operating activities	262	(1,191)

Cash flows from investing activities:
Proceeds from short term investments	2,730	1,473
Purchases of property and equipment	(769)	(30)
Net cash provided by investing activities	1,961	1,443

Cash flows from financing activities:
Payment of note payable due to seller of acquired business	(3,000)	—
Excess tax from stock compensation	(29)	(108)
Proceeds from issuance of common stock from option exercise	251	—
Tax withholding payments reimbursed by restricted stock	(78)	(70)
Net cash used in financing activities	(2,856)	(178)

Increase (decrease) in cash and cash equivalents	(633)	74
Cash and cash equivalents, beginning of period	12,901	26,257
Cash and cash equivalents, end of period	$12,268	$26,331

Supplemental cash flow information:
Cash paid for income taxes	$57	$273
Cash received for income tax refunds	$538	$—